Exhibit 10.10

AMENDED & RESTATED LICENSE AGREEMENT

Effective as of October 13, 2003 (“Effective Date”), THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“STANFORD”), and Google Inc., a Delaware corporation having a principal place of business at 2400 Bayshore Parkway, Mountain View, CA 94043 (“GOOGLE”), agree as follows:

1. BACKGROUND

1.1 STANFORD and Google Inc., a California corporation and predecessor in interest to GOOGLE, are parties to a License Agreement effective December 1, 1998 (“Original Agreement”) and an Amendment effective May 1, 2000 (“Amendment”). It is the intention of the parties that this Agreement will amend and restate the Original Agreement and Amendment in its entirety.

1.2 STANFORD has an assignment of “Improved text searching in hypertext systems” developed by Lawrence Page (“Invention[s]”), as described in Stanford Docket S96-213, and any Licensed Patent(s), as hereinafter defined, which may issue to such Invention(s).

1.3 [***]

1.4 STANFORD desires to have the Technology, Software, and Invention(s) perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

1.5 GOOGLE desires a license under said Technology, Software, Invention(s), and Licensed Patent(s) to develop, manufacture, use, market, and sell Licensed Product(s) and Licensed Program(s) in the field of use of internet search applications.

1.6 The Technology, Software, and Invention(s) were made in the course of research supported in part by the U.S. Government.

1.7 GOOGLE exercised its Option in the Original Agreement. [***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2. DEFINITIONS

2.1 “Licensed Patent(s)” means

(a)	STANFORD’s U.S. Patent 6,285,999 filed January 9, 1998 and issued September 4, 2001,
(b)	[***]
(c)	[***]

any foreign patents corresponding thereto, and/or any divisions, continuations, or reissue thereof.

2.2 “Technology” means existing non-patented and non-copyrighted ideas, technical data and information generally described in Appendix A. Technology excludes Software.

2.3 “Software” means the Google source code, including any other material relating to Google source code which will be provided to GOOGLE pursuant to this Agreement.

2.4 “Licensed Product(s)” means any product or part thereof in the Licensed Field of Use, the manufacture, use, or sale of which:

a)	Is covered by a valid claim of an issued, unexpired Licensed Patent(s) directed to the Invention(s). A claim of an issued, unexpired Licensed Patent(s) shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken; or
(b)	Is covered by any claim being prosecuted in a pending application directed to the Invention(s).

2.5 “Licensed Program(s)” means those computer programs developed by GOOGLE in the Licensed Field of Use, including manuals and related documentation, which include a material portion of, or which are derived from, Software.

2.6 “Licensed Field of Use” means internet search applications.

2.7 “Use Sublicense(s)” means any agreement or arrangement between GOOGLE and any customer for the use of Licensed Program(s).

2.8 “Exclusive” means that, subject to Article 5, STANFORD shall not grant further licenses in the Licensed Field of Use.

2.9 “Patent Sublicense” means any sublicense of a Licensed Patent granted by GOOGLE to a third party to allow that third party to make, have made, use, sell, offer for sale, and import its own Licensed Products without GOOGLE providing products or services.

2.10 “Stanford Indemnitees” means STANFORD and Stanford Hospitals and Clinics, and their respective trustees, officers, employees, students, and agents.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. GRANT

3.1 STANFORD hereby grants and GOOGLE hereby accepts a worldwide license in the Licensed Field of Use to make, have made, use, sell, offer for sale, and import Licensed Product(s).

3.2 The above license in Paragraph 3.1 is Exclusive for each Licensed Patent, including the right to grant Patent Sublicenses under Article 14, in the Licensed Field of Use for a term commencing as of December 1, 1998 and ending on 10 years from its issuance date. Thereafter, said license shall be nonexclusive until its expiration date. For example, the Exclusive period for U.S. Patent 6,285,999 expires on September 4, 2011.

3.3 STANFORD grants, and GOOGLE accepts

(a)	A worldwide license to use, copy, modify, enhance, make derivative works, and distribute Software as part of the development of Licensed Program(s);
(b)	A worldwide license to grant Use Sublicense(s) to Software as part of Licensed Program(s) solely in the Licensed Field of Use and to grant such sublicenses through multiple tiers of sublicenses;
(c)	A worldwide license to allow others to use the Licensed Program(s) for internet searching.

3.4 The above licenses in Paragraph 3.3 are Exclusive in the Licensed Field of Use for a term commencing as of December 1, 1998 and ending on September 4, 2011. Thereafter, said license shall be nonexclusive until expiration of the Software’s copyright.

3.5 GOOGLE agrees:

(a)	To maintain the quality of Software;
(b)	To affix an appropriate notice of copyright to all copyrightable materials licensed under Paragraph 3.3 hereof, and to do such things as are reasonable to protect and preserve STANFORD’s rights in such copyrights;
(c)	To exercise due care in protecting Software from disclosure to third parties, at least to the degree it exercises care in protecting its own proprietary information; and
(d)	To take appropriate action with its employees, consultants, and sublicensee(s) to satisfy its obligation under this Agreement with respect to maintaining the above degree of protection for Software.

However, GOOGLE shall have no confidentiality obligations with respect to any information if the same or similar information is or becomes within the public domain through no act of GOOGLE in breach of this Agreement, is independently developed by GOOGLE, or is received unrestricted from another source who was not under an obligation of confidentiality to STANFORD.

3.6 GOOGLE agrees that the source code embodied in the Software is for internal use only and that when sublicensing only object code in binary form will be distributed, except as provided under reasonable source code escrow arrangements.

3.7 STANFORD hereby grants and GOOGLE hereby accepts a worldwide, nonexclusive license to use, enhance and modify the Technology to develop, make, have made, use, market, sell, and otherwise distribute any products and/or services in the Licensed Field of Use.

3.8 The above license in Paragraph 3.7 shall remain in effect unless terminated in accordance with Article 16 hereof. STANFORD retains all rights in tangible and intangible property provided to GOOGLE.

3.9 STANFORD shall have the right to practice the Invention(s) and use the Technology and Software for its own bona fide uses, including sponsored research and collaborations. STANFORD shall have the right to publish any information included in Technology, Software, and Licensed Patent(s).

4. PATENT PROSECUTION

4.1 The filing, prosecution, and maintenance of all Licensed Patent(s) shall be the primary responsibility of GOOGLE; provided, however, STANFORD will have final approval before proceeding with any substantive actions, including pre-approve or pre-disapprove the abandonment of any Licensed Patent or claims. GOOGLE’s patent counsel will concurrently provide STANFORD and GOOGLE with copies of all material correspondence related to said prosecution. GOOGLE’s patent counsel will use its best efforts to incorporate STANFORD’s reasonable suggestions regarding the prosecution. GOOGLE is responsible for the payment of all charges and fees by GOOGLE’s patent counsel related to the filing, prosecution, and maintenance of the Licensed Patents. In the event that a conflict arises with respect to the Licensed Patents, GOOGLE and STANFORD agree to meet and discuss, but STANFORD will still have final approval.

4.2 GOOGLE may request that patent applications corresponding to the Invention(s) be filed in foreign countries in addition to those selected by STANFORD. Should GOOGLE elect to abandon any patent or patent application in any country, it shall give timely notice to STANFORD, who may continue prosecution or maintenance, at its sole expense and GOOGLE shall have no further rights with respect to such patent application or patent in such country.

5. GOVERNMENT RIGHTS

5.1 This Agreement is subject to all of the terms and conditions of Title 35 United States Code Sections 200 through 204, including an obligation that Licensed Product(s) sold or produced in the United States be “manufactured substantially in the United States,” and GOOGLE agrees to take all reasonable action necessary on its part as licensee to enable STANFORD to satisfy its obligation thereunder, relating to Invention(s).

5.2 STANFORD may distribute all of Software, for such use or further distribution as may be reserved, required, or permitted by said U.S. Government grants or any applicable law or regulation or contractual obligation of STANFORD relating thereto, and GOOGLE agrees to take all action necessary on its part as licensee of STANFORD to enable STANFORD to comply with such obligations. GOOGLE is not otherwise required by this Agreement to provide any services related to such distribution.

6. ENHANCEMENTS BY GOOGLE

GOOGLE shall own all right, title and interest in any enhancements made by GOOGLE and all intellectual property rights related thereto. During the period of this Agreement, subject to mutually agreeable terms, STANFORD may obtain from GOOGLE, any enhancements made by GOOGLE to Software. STANFORD agrees not to further distribute such enhancements without the prior written consent of GOOGLE.

7. DILIGENCE

7.1 As an inducement to STANFORD to enter into this Agreement, GOOGLE agrees to use all reasonable efforts and diligence to proceed with the development, manufacture, and sale or lease of Licensed Product(s) and to diligently develop markets for the Licensed Product(s). STANFORD may convert the licenses in Paragraphs 3.1 and 3.3 to nonexclusive if GOOGLE does not meet the following conditions:

(A)	[***]
(B)	[***]

7.2 GOOGLE also agrees to use all reasonable efforts and diligence to proceed with the development, manufacture, and sublicensing of Licensed Program(s) and to diligently develop markets for the Licensed Program(s).

7.3 Progress Report—On or before August 1 of each year, GOOGLE shall make a written annual report to STANFORD covering the preceding year ending June 30, regarding the progress of GOOGLE toward commercial use of Licensed Product(s). Such report shall include, as a minimum, information sufficient to enable STANFORD to satisfy reporting requirements of the U.S. Government and for STANFORD to ascertain progress by GOOGLE toward meeting the diligence requirements of this Article 7.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8. ROYALTIES

8.1 Pursuant to the Original Agreement, GOOGLE agreed to pay to STANFORD a noncreditable, nonrefundable license issue royalty of [***] upon signing the Original Agreement. In addition, GOOGLE agreed to issue to STANFORD shares of GOOGLE stock equivalent to [***]% equity of issued shares after the round of investor financing which resulted in a Eight Million Dollars ($8,000,000) post-money valuation. On April 14, 1999, GOOGLE issued [***] shares (as adjusted for stock splits effected August 1999, February 2003, and June 2003) of Series A Preferred Stock to STANFORD. On April 17, 2000, STANFORD transferred [***]% of all shares granted to STANFORD to the inventors: Lawrence Page [***] shares and Sergey Brin [***] shares, with STANFORD retaining [***] shares (in each case as adjusted for stock splits). STANFORD acknowledges the receipt of the [***] license issue royalty and the issuance of the aforementioned shares of Series A Preferred Stock in satisfaction of GOOGLE’s obligations under this Paragraph 8.1.

8.2 Beginning December 1, 1999 and each December 1 thereafter, GOOGLE also shall pay to STANFORD a yearly advance royalty as set forth below. Said yearly royalty payments are nonrefundable and noncreditable.

Payment due December 1	Yearly advance royalty
1999 – 2002	$[***]
2003 – 2005	$[***]
2006 – 2010	$[***]
2011 – end of last Licensed Patent’s Exclusive period	$[***]
End of last Licensed Patent’s Exclusive period – expiration of Software’s copyright	$[***]

8.3 Royalty payments to STANFORD shall be in U.S. Dollars. All non-U.S. taxes related to royalty payments shall be paid by GOOGLE and are not deductible from the payments due STANFORD.

9. NEGATION OF WARRANTIES

9.1 Nothing in this Agreement is or shall be construed as:

(a)	[***]
(b)	[***]
(c)	[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	[***]
(e)	[***]

9.2 [***]

10. INDEMNITY

10.1 [***]

10.2 [***]

10.3 GOOGLE shall at all times comply, through insurance or self-insurance, with all statutory workers’ compensation and employers’ liability requirements covering any and all employees with respect to activities performed under this Agreement.

10.4 In addition to the foregoing, GOOGLE shall maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carrier(s) to cover the activities of GOOGLE and its sublicensee(s). [***] Within 15 days of the Effective Date of this Agreement, GOOGLE shall furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements and requiring thirty (30) days prior written notice of cancellation or material change to STANFORD. [***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11. MARKING

Prior to the issuance of patents on the Invention(s), GOOGLE agrees to mark Licensed Product(s) (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words “Patent Pending,” and following the issuance of one or more patents, with the numbers of the Licensed Patent(s).

12. NAMES AND MARKS

12.1 GOOGLE agrees not to identify STANFORD in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any STANFORD faculty member, employee, or student or any trademark, service mark, trade name, or symbol of STANFORD or Stanford Hospitals and Clinics, or that is associated with any of them, without STANFORD’s prior written consent; provided, however, that GOOGLE may disclose that Messrs. Brin and Page conceived the Invention and the Technology while students at STANFORD.

12.2 STANFORD hereby disclaims any ownership interest in the Google logo, name, and mark, and the “I’m Feeling Lucky” name and mark.

13. INFRINGEMENT BY OTHERS: PROTECTION OF PATENTS

13.1 Infringement Procedure. GOOGLE will promptly notify STANFORD if it believes a third party infringes a Licensed Patent. During the Licensed Patent’s Exclusive period of this Agreement only, GOOGLE may have the right to institute a suit against this third party as provided in Sections 13.1 –13.6.

13.2 Stanford Suit. STANFORD has the first right to institute suit, and may name GOOGLE as a party for standing purposes. If STANFORD decides to institute suit, it will notify GOOGLE in writing. [***]

13.3 Joint Suit. If STANFORD and GOOGLE so agree, they may institute suit jointly. If so, they will:

(A)	[***]
(B)	[***]
(C)	[***]
(D)	[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.4 Licensee Suit. If neither Section 13.2 nor 13.3 apply, GOOGLE may institute and prosecute a suit so long as it conforms with the requirements of this Section. [***]

(A)	[***]
(B)	[***]
(C)	[***]

13.5 Recovery. [***]

13.6 Abandonment of Suit. If either STANFORD or GOOGLE commences a suit and then wants to abandon the suit, it will give timely notice to the other party. The other party may continue prosecution of the suit after STANFORD and GOOGLE agree on the sharing of expenses and any recovery in the suit.

14. PATENT SUBLICENSE(S)

14.1 Permitted Sublicensing. GOOGLE may grant Patent Sublicenses in the Licensed Field of Use only during the Licensed Patent’s Exclusive period and only if GOOGLE is developing or selling Licensed Products.

14.2 [***]

14.3 Sublicense Requirements. Any Patent Sublicense:

(A)	is subject to this Agreement;
(B)	will reflect that any sublicensee will not further sublicense;
(C)	will expressly include the provisions of Articles 9 and 10 for the benefit of STANFORD; and
(D)	will require the transfer of all obligations, including the payment of royalties specified in the sublicense, to STANFORD or its designee, if this Agreement is terminated.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.4 Copy of Sublicenses. GOOGLE will submit to STANFORD a copy of any Patent Sublicense granted pursuant to this Article 14.

14.5 Sharing of Sublicensing Income. Prior to issuing any Patent Sublicense, GOOGLE agrees to negotiate with STANFORD to reach a mutually satisfactory agreement and reasonable sharing of Patent Sublicensing income payable to STANFORD for any such Patent Sublicense executed during the Licensed Patent’s Exclusive period.

15. USE SUBLICENSE(S)

15.1 Each Use Sublicense(s) shall maintain that the Use Sublicensee(s)’s rights in Software and Licensed Program(s) shall not be transferable and shall not be sold, or further licensed.

15.2 Upon request by STANFORD, GOOGLE agrees to provide to STANFORD the general terms and conditions used in sublicensing the Licensed Program(s).

15.3 It is understood that the Use Sublicense(s) entered into by GOOGLE during the term of this Agreement may have a duration extending beyond the expiration of this Agreement.

15.4 After termination of this Agreement, for whatever reason, GOOGLE retains the right to use Software internally to service its existing sublicensee(s).

16. TERMINATION

16.1 GOOGLE may terminate this Agreement by giving STANFORD notice in writing at least thirty (30) days in advance of the effective date of termination selected by GOOGLE.

16.2 STANFORD may terminate this Agreement if GOOGLE:

(a)	Is in default in payment of royalty or providing of reports;
(b)	Is in breach of any provision hereof; or
(c)	Provides any false report;

and GOOGLE fails to remedy any such default, breach, or false report within thirty (30) days after written notice thereof by STANFORD.

16.3 Surviving any termination or expiration are:

(a)	GOOGLE’s obligation to pay royalties accrued or accruable;
(b)	Any cause of action or claim of GOOGLE or STANFORD, accrued or to accrue, because of any breach or default by the other party; and
(c)	The provisions of Articles 9 and 10 and any other provisions that by their nature are intended to survive.

17. EXPORT

GOOGLE warrants that GOOGLE will not export or reexport, directly or indirectly, to any country except when such export or reexport is authorized in full compliance with the laws and regulations of the United States of America:

(a)	Software or any portion thereof;
(b)	Any direct product (including equipment, processes, or services) produced by use of Software; or
(c)	Any product of a complete plant or of a major component of a plant when such complete plant or such major component is the direct product of Software.

18. ASSIGNMENT

This Agreement may not be assigned without the written permission of STANFORD, except upon the acquisition of more than 50% of controlling stock of GOOGLE by a third party by way of merger, asset sale or otherwise, or in connection with a reincorporation of GOOGLE or its affiliated entities. GOOGLE agrees to notify STANFORD of any such sale, merger or reincorporation.

19. ARBITRATION

19.1 Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association.

19.2 Upon request by either party, arbitration will be by a third party arbitrator mutually agreed upon in writing by GOOGLE and STANFORD within thirty (30) days of such arbitration request. Judgement upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

19.3 The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Superior Court. The Arbitrator may limit the scope, time and/or issues involved in discovery.

19.4 Any arbitration shall be held at Stanford, California, unless the parties hereto mutually agree in writing to another place.

20. NOTICES

All notices under this Agreement are deemed fully given when written, addressed, and sent as follows:

All general notices to GOOGLE are mailed and e-mailed to:

Google	Inc.

Legal Department

2400 Bayshore Parkway

Mountain View, CA 94043

legal@google.com

All financial invoices to GOOGLE (i.e., accounting contact) are e-mailed to:

legalbilling@google.com

All general notices to STANFORD are e-mailed or mailed to:

Office of Technology Licensing

1705 El Camino Real

Palo Alto, CA 94306-1106

info@otlmail.stanford.edu

All payments to STANFORD are mailed to:

Stanford University

Office of Technology Licensing

Department #44439

P.O. Box 44000

San Francisco, CA 94144-4439

All progress reports to STANFORD are e-mailed or mailed to:

Office of Technology Licensing

1705 El Camino Real

Palo Alto, CA 94306-1106

info@otlmail.stanford.edu

Either party may change its address with written notice to the other party.

21. MISCELLANEOUS

21.1 Waiver. None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.

21.2 Choice of Law. This Agreement and any dispute arising under it is governed by the laws of the State of California, United States of America, applicable to agreements negotiated, executed, and performed within California.

21.3 Exclusive Forum. The state and federal courts having jurisdiction over Stanford, California, United States of America, provide the exclusive forum for any court action between the parties relating to this Agreement. GOOGLE submits to the jurisdiction of such courts, and waives any claim that such a court lacks jurisdiction over GOOGLE or constitutes an inconvenient or improper forum.

21.4 Headings. No headings in this Agreement affect its interpretation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature	/s/ Katharine Ku

Name	Katharine Ku

Title	Director, Technology Licensing

Date	October 13, 2003

GOOGLE INC.

Signature	/s/ David C. Drummond

Name	David C. Drummond

Title	V.P. Corporate Development

Date	October 4, 2003

Appendix A

List of publications (http://google.stanford.edu/google_papers.html):

•	The Anatomy of a Large-Scale Hypertextual Web Search Engine by Sergey Brin and Lawrence Page.
•	Dynamic Data Mining: A New Architecture for Data with High Dimensionality by Sergey Brin and Lawrence Page.
•	The PageRank Citation Ranking: Bringing Order to the Web by Lawrence Page, Sergey Brin, Rajeev Motwani, and Terry Winograd.
•	Extracting Patterns and Relations from the World Wide Web by Sergey Brin.

Google search engine (http://google.stanford.edu)

•	[***]

Miscellaneous:

•	[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.